UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, Liberated Syndication Inc. (the “Company”) announced the appointment of Richard P. Heyse as the Company’s Chief Financial Officer, effective as of August 1, 2020. Gabriel Mosey resigned as Interim Chief Financial Officer, a position he has held since October 2019, effective as of Mr. Heyse’s appointment. Mr. Mosey will remain with the Company as Corporate Controller.

Mr. Heyse, age 57, brings 35 years of financial management, capital markets and operational experience in both public and private technology companies. He has successfully served as Chief Financial Officer of three publicly-traded companies, with considerable expertise in business planning, strategy execution, operational optimization, budgeting, SEC compliance, and financial reporting.

Most recently, Mr. Heyse served as an interim Chief Financial Officer or consultant for several private companies, including as a consultant at ACA Compliance Group, a leading provider of governance, risk and compliance advisory services, from 2018 to the present; the Chief Financial Officer of TMS International, a leading provider of steel mill services, from October 2016 through November 2017; and an interim Chief Financial Officer of Fairmont Supply Company, an industrial products and tools supplier, in 2015. Previously, Mr. Heyse served as Chief Financial, Risk and Compliance Officer at Wesco International, Inc.; Chief Financial Officer and Chief Information Officer at Innophos Holdings, Inc.; and as Business CFO - Chemicals Division at Eastman Chemical Company.

There is no arrangement or understanding between Mr. Heyse and any other person under which Mr. Heyse was selected as the Company’s Chief Financial Officer. Mr. Heyse has no family relationships with any director or executive officer of the Company. In addition, Mr. Heyse has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 29, 2020, the Company and Mr. Heyse entered into an Employment Agreement (the “Agreement”), under which Mr. Heyse’s employment will be for a two-year term ending July 31, 2022 and may be automatically renewed for one-year periods thereafter. Under the Agreement, Mr. Heyse will receive an annual base salary of $240,000 and an initial grant of 40,000 shares of restricted common stock of the Company, which vest two years from the date of the Agreement. Mr. Heyse is entitled to receive an annual cash bonus in an amount up to $60,000, based upon the accomplishment of certain objectives set by the Company. Mr. Heyse may participate in the Company’s Stock Purchase Matching Plan wherein the Company will issue one restricted “matching share” for every two shares purchased by Mr. Heyse, up to a total of 50,000 matching shares for 100,000 purchased shares per each year of the two-year Agreement, subject to the restrictions set forth in the plan, including requirements of a two-year lock-up period on the matching shares and that Mr. Heyse remains an executive of the Company at the end of the lock-up period. Mr. Heyse is also eligible to participate in the Company’s compensation and benefit plans that are applicable to other employees.

The foregoing description of the terms of the Agreement is not complete and is subject to and qualified by the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01
Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on August 3, 2020.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01
Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

10.1	Employment Agreement, dated as of July 29, 2020, between Liberated Syndication Inc. and Richard P. Heyse.

99.1	Press Release, dated August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: August 4, 2020	By:	/s/ Richard Heyse
Name: Richard Heyse Title: Chief Financial Officer

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